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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ashford Hospitality Prime, Inc. for the registration of (i) 2,600,000 shares of its Series B Preferred Stock, (ii) an undetermined number of shares of its common stock related to the conversion of the Series B Preferred Stock and (iii) 200,000 shares of its common stock and to the incorporation by reference therein of our report dated March 16, 2015 (March 15, 2016 as it relates to Note 2), with respect to the consolidated financial statements and schedule of Ashford Hospitality Prime, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
May 9, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm